UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): October 31, 2008 (October 28, 2008)

Chemtura Corporation
(Exact name of registrant as specified in its charter)

Delaware	1-15339	52-2183153
(State or other jurisdiction	(Commission file number)	(IRS employer identification
of incorporation)		number)

199 Benson Road, Middlebury, Connecticut	06749
(Address of principal executive offices)	(Zip Code)

(203) 573-2000
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On October 28, 2008, the Board of Directors of Chemtura Corporation adopted a new compensation schedule for non-employee members of the Board of Directors as follows:
1. That, effective October 1, 2008, the annual retainer fee (including meeting fees) is increased to $82,000.
2. That, effective October 1, 2008, the additional annual retainer fee for non-employee directors serving on the following committees in the respective capacities is adjusted as follows:
a) The chairman of the Environmental Health & Safety Committee remain unchanged at $8,000
b) The chairman of the Audit Committee remain unchanged at $18,000
c) The members of the Audit Committee is increased to $7,500
d) The chairman of the Finance and Pension Committee is increased $10,000
e) The chairman of the Organization, Compensation and Governance Committee is increased to $12,000.
3. That the additional annual fees for each co-lead director remain at $25,000.
4. That the annual stock grant of restricted stock units provided as part of the compensation schedule for non-employee directors, to be settled upon each director’s retirement from the Board of Directors, is increased to a value at grant of $90,000, effective as of the next regularly scheduled grant.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Chemtura Corporation
(Registrant)
By:	/s/ Lynn A. Schefsky
Name:	Lynn A. Schefsky
Title:	Senior Vice President, General Counsel and Secretary

Date: October 31, 2008